UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2010

THE TORO COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota (Address of principal executive offices)	55420 (Zip Code)

Registrant’s telephone number, including area code:                                                                                                                     (952) 888-8801

                        Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On July 1, 2010, The Toro Company Board of Directors, upon recommendation of the Nominating & Governance Committee, increased the size of the Board from 9 directors to 10 directors and elected Mr. Jeffrey M. Ettinger to fill the vacancy created by such increase.  Mr. Ettinger joins the class of directors having a term ending at Toro’s Annual Meeting of Shareholders to be held in March 2011.  As of the date hereof, Mr. Ettinger has not been appointed to any Board committees.  It is expected that Mr. Ettinger’s committee appointments will be determined at the next regularly scheduled Board meeting to be held in July 2010.  There are no arrangements or understandings between Mr. Ettinger and any other person pursuant to which he was selected as a director, and there have been no transactions since the beginning of Toro’s last fiscal year, or are currently proposed, regarding Mr. Ettinger that are required to be disclosed by Item 404(a) of Regulation S-K.  In connection with the election of Mr. Ettinger to the Board, Toro entered into an Indemnification Agreement with Mr. Ettinger in the same form that Toro has entered into with its other directors, a copy of which is attached to Toro’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006, as Exhibit 10(u).

Mr. Ettinger, 51, is the Chairman of the Board, President and Chief Executive Officer of Hormel Foods Corporation, Austin, Minnesota (a multinational manufacturer and marketer of consumer-branded food and meat products).  He joined Hormel Foods in 1989 and has served in a variety of roles, including as Senior Attorney, Product Manager for Hormel® chili, Treasurer, and President and Chief Executive Officer of Jennie-O Turkey Store – the largest subsidiary of Hormel Foods.  Mr. Ettinger was elected President of Hormel Foods in May 2004, Chief Executive Officer in January 2006, and Chairman of the Board in November 2006.  Mr. Ettinger serves on the Board of Directors of Hormel Foods Corporation (NYSE: HRL) and is also currently a member of the boards of directors of the Grocery Manufacturers of America, the American Meat Institute, the Minnesota Business Partnership, the Austin Medical Center Foundation and The Hormel Foundation.

Mr. Ettinger will receive compensation and participate in plans as a non-employee member of the Board as described on pages 23 to 27 in the Proxy Statement for Toro’s Annual Meeting of Shareholders held on March 16, 2010, under the heading “Board Compensation,” except that stock awards, stock option grants and common stock issued in lieu of cash annual retainers and meetings fees that were previously issued under The Toro Company 2000 Directors Stock Plan will now be issued under The Toro Company 2010 Equity and Incentive Plan.

Section 7 – Regulation FD

Item 7.01    Regulation FD Disclosure.

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the press release issued by The Toro Company in connection with the announcement of the election of Jeffrey M. Ettinger to its Board of Directors.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description
10.1
Form of Indemnification Agreement with the members of the Board of Directors (incorporated by reference to Exhibit 10(u) to The Toro Company Annual Report on Form 10-K for the fiscal year ended October 31, 2006)

99.1	Press release dated July 1, 2010 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: July 1, 2010	By /s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1
Form of Indemnification Agreement with the members of the Board of Directors (incorporated by reference to Exhibit 10(u) to The Toro Company Annual Report on Form 10-K for the fiscal year ended October 31, 2006)

99.1	Press release dated July 1, 2010 (furnished herewith).